UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2006 (November 10, 2006)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On November 10, 2006, Allos Therapeutics, Inc. issued a press release announcing the presentation of updated safety results from its Phase 1/2 trial of PDX (pralatrexate) in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) and Hodgkin’s disease.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1

Press Release, dated November 10, 2006, entitled “Updated Safety Analysis of Allos Therapeutics Phase 1/2 Study of PDX in Patients with Aggressive Lymphomas Demonstrates Decreased Incidence of Stomatitis with Vitamin Pre-Treatment and Weekly Dosing Schedule.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 13, 2006

Allos Therapeutics, Inc.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release, dated November 10, 2006, entitled “Updated Safety Analysis of Allos Therapeutics Phase 1/2 Study of PDX in Patients with Aggressive Lymphomas Demonstrates Decreased Incidence of Stomatitis with Vitamin Pre-Treatment and Weekly Dosing Schedule.”